Exhibit 99.4
HEMOSENSE, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS , 2007 The undersigned hereby revokes all prior proxies and appoints James D. Merselis and Gordon Sangster, or any of them, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of HemoSense, Inc., to be held at ___a.m. Pacific Standard Time on , 2007, at the offices of Wilson Sonsini Goodrich & Rosati at 650 Page Mill Road, Palo Alto, California 94304, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters described on this proxy. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEMOSENSE. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AND THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO HEMOSENSE MANAGEMENT TO VOTE YOUR SHARES TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT SHARES TO APPROVE THE MERGER AND ADOPT THE MERGER AGREEMENT. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING. (Continued, and to be marked, dated and signed, on the other side)

HEMOSENSE, INC. VOTE BY MAIL 651 RIVER OAKS PARKWAY Mark, sign, and date your proxy card and return it SAN JOSE CA 95134 in the postage-paid envelope we have provided or return it to HemoSense, Inc., c/o . Please date, sign and mail your proxy card back as soon as possible! Special Meeting of Stockholders HEMOSENSE, INC. , 2007 TO VOTE, MARK BLOCKS BELOW IN KEEP THIS PORTION FOR YOUR RECORDS BLUE OR BLACK INK AS FOLLOWS: DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HEMOSENSE, INC. The Board of Directors recommends that you vote FOR the approval of the merger and adoption of the merger agreement and FOR proposal 2. For Against Abstain Vote On Proposals 1. Approve the merger and adopt the merger agreement. ☐ ☐ ☐ 2. Approve the grant of discretionary authority to ☐ ☐ ☐ HemoSense management to vote your shares to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient shares to approve the merger and adopt the merger agreement. NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in the name of the corporation by an authorized officer. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date